Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Silk Road Medical, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security type	Security class title	Fee calculation rule	Amount registered(1)	Proposed maximum offering price per unit	Maximum aggregate offering price	Fee rate	Amount of registration fee
Equity – Silk Road Medical, Inc. 2019 Equity Incentive Plan	Common Stock, par value $0.001 per share	Other	1,566,619 shares(2)	$17.13(3)	$26,836,183.47	$147.60 per $1,000,000	$3,961.02
Equity – Silk Road Medical, Inc. 2019 Employee Stock Purchase Plan	Common Stock, par value $0.001 per share	Other	391,654 shares(4)	$14.56(5)	$5,702,482.24	$147.60 per $1,000,000	$841.69
Total Offering Amounts					$32,538,665.71		$4,802.71
Total Fee Offsets(6)							$0
Net Fee Due							$4,802.71

(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) also covers such additional shares of common stock, par value $0.001 per share (the “Common Stock”) of Silk Road Medical, Inc. (the “Registrant”) as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.

(2)Represents 1,566,619 shares of Common Stock that were automatically added to the shares available for issuance under the Silk Road Medical, Inc. 2019 Equity Incentive Plan (the “2019 Plan”) on January 1, 2024 pursuant to an “evergreen” provision contained in the 2019 Plan.  The “evergreen” provision provides that on the first day of each fiscal year, the number of shares of Common Stock available for issuance the 2019 Plan is increased by an amount equal to the least of: (i) 3,000,000 shares, (ii) four percent (4%) of the outstanding shares of Common Stock on the last day of the immediately preceding fiscal year or (iii) such number of shares of Common Stock determined by the Registrant’s board of directors.

(3)Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act and is based on $17.13, which is the average of the high and low prices of the Common Stock on February 26, 2024, as reported by the Nasdaq Global Select Market.

(4)Represents 391,654 shares of Common Stock that were automatically added to the shares available for sale and issuance under the Silk Road Medical, Inc. 2019 Employee Stock Purchase Plan (the “ESPP”) on January 1, 2024 pursuant to an “evergreen” provision contained in the ESPP.  The “evergreen” provision provides that on the first day of each fiscal year, the number of shares of Common Stock available for sale and issuance under the ESPP is increased by an amount equal to the least of (i) 1,200,000 shares, (ii) one percent (1%) of the outstanding shares of Common Stock on the last day of the immediately preceding fiscal year or (iii) such number of shares of Common Stock determined by the Registrant’s board of directors no later than the last day of the immediately preceding fiscal year.

(5)Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act and is based on $14.56, which is 85% of the average of the high and low prices of the Common Stock on February 26, 2024, as reported by the Nasdaq Global Select Market. Pursuant to the ESPP, the purchase price of the shares of Common Stock will be 85% of the lower of the fair market value of the Common Stock on the first day of the offering period or on the exercise date.

(6)The Registrant has no filing fee offsets.